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Exhibit 10.7

NONCOMPETITION AGREEMENT

        THIS NONCOMPETITION AGREEMENT ("Noncompetition Agreement") is being executed and delivered as of April 17, 2005, by THOMAS HALE ("Stockholder"), in favor of, and for the benefit of: ADOBE SYSTEMS INCORPORATED, a Delaware corporation ("Parent"); MACROMEDIA, INC. (the "Company"); and the other Beneficiaries (as defined in Section 19). Certain capitalized terms used but not otherwise defined in this Noncompetition Agreement have the meanings set forth in Section 19.

RECITALS

        A.    Stockholder is a key employee, stockholder, optionholder and/or other security holder of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Affiliates.

        B.    Concurrently with the execution and delivery of this Noncompetition Agreement, Parent, Avner Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), pursuant to which Merger Sub is merging with and into the Company and the Company is becoming a wholly-owned subsidiary of the Parent (the "Merger").

        C.    Parent wishes to protect its investment in the Company, including the business and goodwill of the Company and its Affiliates and the confidential and proprietary information possessed by Stockholder, by restricting the activities of Stockholder which might compete with or harm the Company or its Affiliates.

        D.    Stockholder will be offered employment with Parent or an Affiliate of Parent following the Effective Date as a result of which Stockholder will receive substantial benefits in addition to those currently enjoyed by Stockholder as an employee of the Company (Stockholder's employment with Parent or an Affiliate of Parent following the Effective Date is referred herein as "Stockholder's Employment"). After the Effective Date, Stockholder will obtain extensive and valuable knowledge, trade secrets and other confidential information concerning the business of Parent and its Affiliates.

        E.    In connection with, and as a condition to, Parent entering into the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, and to enable Parent to secure more fully the benefits of such transactions, Parent has required that Stockholder enter into this Noncompetition Agreement; and Stockholder is entering into this Noncompetition Agreement in order to induce Parent to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

AGREEMENT

        1.    Acknowledgements by Stockholder.    Stockholder acknowledges that:

          (a)   as a consequence of the Merger: (i) Parent will acquire all of the shares of capital stock (and the underlying goodwill) of the Company owned by Stockholder and other stockholders of the Company in exchange for the consideration stated in the Merger Agreement; and (ii) Stockholder will receive substantial benefits;

          (b)   by virtue of Stockholder's position with the Company, he has developed considerable expertise in the business operations of the Company and its Affiliates and has had extensive access to trade secrets and other confidential information;

          (c)   as a result of Stockholder's post-Merger employment by Parent or an Affiliate of Parent, he will develop extensive knowledge of the business operations of Parent and its Affiliates including trade secrets and other confidential information;

          (d)   to enable Parent to reap the benefits of the Merger, Parent reasonably expects that Stockholder should refrain from carrying on certain activities as set forth in this Noncompetition Agreement;

          (e)   Parent and the other Beneficiaries would be irreparably damaged, and Parent's substantial investment in the Company would be materially impaired, if Stockholder were to enter into an activity or take any action in violation of the terms of this Noncompetition Agreement; and

          (f)    the terms and conditions of this Noncompetition Agreement are fair and reasonable to Stockholder and the restraints imposed herein and the enforcement of the terms and conditions hereof will not cause Stockholder to be unable to engage in lawful professions, trades or businesses.

        2.    Restriction on Competition.    Stockholder agrees that, during the Restricted Period, Stockholder shall not, and Stockholder shall ensure that his Affiliates do not:

          (a)   engage directly or indirectly in Competition in any part of the Restricted Territory; or

          (b)   directly or indirectly be or become an officer or other employee, director, stockholder, owner, co-owner, Affiliate, partner, promoter, agent, representative, designer, consultant, advisor or manager of, for or to, or otherwise be or become associated with or acquire or hold any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any part of the Restricted Territory;

provided, however, that Stockholder may, without violating this Section 2: (i) own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if: (A) such shares are actively traded on an established national securities market in the United States; (B) the number of shares of such corporation's capital stock that are owned beneficially by Stockholder and the number of shares of such corporation's capital stock that are owned beneficially by Affiliates of Stockholder collectively represent less than one percent (1%) of the total number of shares of such corporation's capital stock outstanding; and (C) neither Stockholder nor any Affiliate of Stockholder is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation; and (ii) work for a division, entity or subgroup of a company that engages in Competition, provided that: (A) such division, entity or subgroup does not itself engage in Competition; and (B) Stockholder does not engage in Competition in the performance of services for such division, entity or subgroup or for such company generally.

        3.    Non-Interference.

          (a)   During the Restricted Period, Stockholder shall not, directly or indirectly, personally or through others (by personal direction), without the prior written consent of Parent, solicit, attempt to solicit, induce or attempt to induce (on Stockholder's own behalf or on behalf of any other Person) any Company Specified Person to terminate his employment or other relationship with Parent or any Affiliate of Parent.

          (b)   During the Restricted Period, Stockholder shall not, directly or indirectly, personally or through others (by personal direction), without the prior written consent of Parent, solicit, attempt to solicit, induce or attempt to induce (on Stockholder's own behalf or on behalf of any other Person) any Parent Specified Person to terminate his employment or other relationship with Parent or any Affiliate of Parent.

        4.    Representations and Warranties.    Stockholder represents and warrants, to and for the benefit of the Beneficiaries, that: (a) Stockholder has full power and capacity to execute and deliver, and to perform all of Stockholder's obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of: (i) any agreement or obligation by which Stockholder or any Affiliate of Stockholder is or may be bound; or (ii) any law, rule or regulation.

        5.    Independence of Obligations.    The covenants of Stockholder set forth in this Noncompetition Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent or any of their respective Affiliates, on the other hand, and the existence of any claim or cause of action by Stockholder against the Company or Parent or any of their respective Affiliates shall not constitute a defense to the enforcement of such covenants against Stockholder. Nothing in this Noncompetition Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights, remedies or obligations of Parent or any of the rights, remedies or obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Noncompetition Agreement.

        6.    Specific Performance.    Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision set forth in this Noncompetition Agreement: (a) Parent and each of the other Beneficiaries will suffer irreparable harm which cannot adequately be compensated for with monetary damages; and (b) Parent and each of the other Beneficiaries shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. Stockholder further agrees that no Beneficiary shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and Stockholder irrevocably waives any right it may have to require any Beneficiary to obtain, furnish or post any such bond or similar instrument.

        7.    Attorneys' Fees.    If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        8.    Non-Exclusive.    The rights and remedies of Parent and the other Beneficiaries under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the other Beneficiaries under this Noncompetition Agreement, and the obligations and liabilities of Stockholder under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations.

        9.    Severability.    If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this

Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

        10.    Notices.    Any notice or other communication under this Noncompetition Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission before 5:00 p.m., when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as Parent or Stockholder shall provide by like notice to the other:

    if to Stockholder:

      at the address set forth on the signature page hereof; and

    if to Parent:

      Adobe Systems Incorporated
      345 Park Ave.
      San Jose, CA 95110-2704
      Attn: Karen Cottle
      Fax: (408) 537-5119

    with a copy to:

      Cooley Godward LLP
      5 Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Eric Jensen, Esq.
      Facsimile: (650) 849-7400

        11.    Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.

          (a)   This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (b)   Any action or proceeding relating to this Noncompetition Agreement or to the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise commenced in any state court located in the County of Santa Clara, State of California, or in the federal courts located in the Northern District of California. Stockholder: (i) expressly and irrevocably consents and submits to the jurisdiction of each state court located in the County of Santa Clara, State of California (and each appellate court located in such county), and each federal court located in the Northern District of California, in connection with any such action or proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed as set forth in Section 10 shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding; (iii) agrees that each state court located in the County of Santa Clara, State of California, and each federal court located in the Northern District of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state court located in the County of Santa Clara, State of California, or in any federal court located in the Northern District of California, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court.

          (c)   STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS NONCOMPETITION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION AGREEMENT.

          (d)   Nothing in this Section 11 shall be deemed to limit or otherwise affect the right of Parent or any other Beneficiary to commence any legal action or proceeding against Stockholder in any forum or jurisdiction in which Stockholder maintains his or her principal residence or in which Stockholder is engaged in a violation of this Noncompetition Agreement.

        12.    Waiver.    No failure on the part of any Person to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Noncompetition Agreement, or any power, right, privilege or remedy under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        13.    Successors and Assigns.    This Noncompetition Agreement shall be binding upon Stockholder and shall inure to the benefit of Parent and the other Beneficiaries and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Noncompetition Agreement, in whole or in part, to any other Person, without obtaining the consent or approval of any other Person, in connection with the sale of a substantial part of the stock, assets or business of the Company. Stockholder shall not be permitted to assign any of Stockholder's rights or delegate any of Stockholder's obligations under this Noncompetition Agreement. Notwithstanding anything to the contrary contained herein, Stockholder acknowledges and agrees that Parent holds the benefit of Stockholder's covenants and obligations in this Noncompetition Agreement for and on behalf of and in trust for itself and each of the other Beneficiaries.

        14.    Further Assurances.    Stockholder shall execute and/or cause to be delivered to Parent (and each Beneficiary, if applicable) such instruments and other documents, and shall take such other actions, as Parent and such Beneficiary may reasonably request at any time for the purpose of carrying our or evidencing any of the provisions of this Noncompetition Agreement.

        15.    Captions.    The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

        16.    Construction.    Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

        17.    Amendment.    This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of Stockholder and Parent (or any successor to Parent).

        18.    Exchanges by Facsimile.    The exchange of a fully executed Noncompetition Agreement (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and conditions of this Noncompetition Agreement.

        19.    Defined Terms.    For purposes of this Noncompetition Agreement:

          (a)   "Affiliate" shall mean, with respect to any Person, any other Person that as of the date of this Noncompetition Agreement or as of any subsequent date, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

          (b)   "Beneficiaries" shall include: (i) Parent; (ii) each current and future Affiliate of Parent (including Merger Sub and, following the Merger, the Company); (iii) the respective Representatives of the Persons referred to in clauses "(i)" and "(ii)" above; and (iv) the respective successors and assigns of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" above; provided, however, that the Company's stockholders shall not be deemed to be "Beneficiaries."

          (c)   "Company Specified Person" means any Person who is or was an employee, consultant or independent contractor of or to the Company or any Affiliate of the Company on the Effective Date or at any time during the 90-day period ending on the Effective Date.

          (d)   "Competing Product" shall mean any: (i) software, product or system that has been designed, developed, sold, distributed, marketed or licensed by or on behalf of the Company or any of its Affiliates at any time on or prior to the Effective Date; or (ii) software, product or system that is substantially the same as, is functionally similar to or competes in any material respect with any software, product or system of the type referred to in clause "(i)" of this sentence.

          (e)   "Competing Service" shall mean any: (i) service that has been provided, performed or offered by or on behalf of the Company or any of its Affiliates at any time on or prior to the Effective Date; (ii) service that facilitates, supports or otherwise relates to the design, development, sale, distribution, marketing or licensing of any Competing Product; or (iii) service that is substantially the same as, is based upon or competes in any material respect with any service referred to in clause "(i)" or clause "(ii)" of this sentence.

          (f)    A Person shall be deemed to be engaged in "Competition" if: (i) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, sale, distribution, marketing or licensing of any Competing Product; or (ii) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

          (g)   "Parent Specified Person" means any Person: (i) who is or was an employee, consultant or independent contractor of or to Parent or any Affiliate of Parent at any time during the period from the Effective Date through the date on which Stockholder leaves Stockholder's Employment; and (ii) with whom Stockholder has or had contact (or with respect to whom Stockholder obtains or obtained confidential information) during the period referred to in clause "(i)" of this sentence.

          (h)   "Person" shall mean any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

          (i)    "Restricted Period" shall mean the period commencing on the Effective Date and ending on the second anniversary of the Effective Date.

          (j)    "Restricted Territory" shall mean: (i) each county or similar political subdivision of each State of the United States of America; (ii) each State, territory or possession of the United States of America; and (iii) each country, province, territory or other jurisdiction throughout the world in which any product referred to in clause "(i)" of the definition of Competing Product or any service referred to in clause "(i)" of the definition of Competing Service is sold or is available for sale by the Company or any of its Affiliates, whether directly or indirectly through one or more third party distributors, resellers or contractors.

        20.    Effective Date.    This Noncompetition Agreement shall become effective upon the consummation of the Merger (the date of the consummation of the Merger being referred to as the "Effective Date"); provided, however, that unless: (a) prior to the consummation of the Merger, Stockholder has been granted stock options to purchase 125,000 shares of the Company's common stock (the "Company Options"); or (b) within 10 days after the consummation of the Merger, Stockholder has either: (i) been granted a number of stock options to purchase shares of Parent's common stock ("Parent Common Stock") equal to the number of stock options into which the Company Options would have been converted pursuant to the Merger had such Company Options been granted prior to the Merger; or (ii) been provided with shares of Parent Common Stock or other equity compensation with respect to Parent Common Stock equal in value to the value of the Company Options (assuming that such Company Options had been granted, and that such value had been determined, on the date on which the Merger was submitted to a vote of the Company's stockholders), this Noncompetition Agreement shall cease to have any further force or effect.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Stockholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.

STOCKHOLDER
/s/ Thomas Hale Signature
Thomas Hale Name
Address
( ) Telephone
( ) Fax

Signature Page to Noncompetition Agreement

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  Exhibit 10.7
NONCOMPETITION AGREEMENT
RECITALS
AGREEMENT